As filed with the Securities and Exchange Commission on August 29, 2019

Registration No. 333-46068

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNASIL CORPORATION OF AMERICA

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-1734088
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

313 Washington Street, Suite 403, Newton, MA	02458
(Address of Principal Executive Offices)	(Zip Code)

1996 Stock Incentive Plan

1999 Stock Incentive Plan

Employee Stock Purchase Plan

(Full Titles of the Plans)

Peter Sulick

President and Chief Executive Officer

Dynasil Corporation of America

313 Washington Street, Suite 403

Newton, MA 02458

(617) 668-6855

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Matthew J. Gardella, Esq.

Matthew W. Tikonoff, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant is filing this Post-Effective Amendment No. 3 (“Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-46068), filed on September 19, 2000, which registered an aggregate of 3,350,000 shares of common stock issuable to participants in the Registrant’s 1996 Stock Incentive Plan, 1999 Stock Incentive Plan and Employee Stock Purchase Plan. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on August 29, 2019.

DYNASIL CORPORATION OF AMERICA

By:	/s/ Peter Sulick
Peter Sulick
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Sulick	Chairman of the Board of Directors,	August 29, 2019
Peter Sulick	President, Chief Executive Officer (Principal Executive Officer)

/s/ Robert Bowdring	Chief Financial Officer (Principal	August 29, 2019
Robert Bowdring	Financial and Accounting Officer)

/s/ Craig Dunham	Director	August 29, 2019
Craig Dunham

/s/ William K. Hagan	Director	August 29, 2019
William K. Hagan

/s/ David Kronfeld	Director	August 29, 2019
David Kronfeld

/s/ Thomas Leonard	Director	August 29, 2019
Thomas Leonard

/s/ Alan Levine	Director	August 29, 2019
Alan Levine